UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018,  Synergy Pharmaceuticals Inc. (the “Company”) entered into a separation agreement (the “Agreement”) with Marino Garcia, the Company’s Chief Strategy Officer, pursuant to which Mr. Garcia’s status as an employee of the Company ended effective September 17, 2018.  Pursuant to the Agreement, the Company shall pay Mr. Garcia a severance payment of $400,600.   In addition, pursuant to the Agreement, Mr. Garcia shall retain his rights under Section 1.5(b) of his employment agreement until September 17, 2019.  Management believes that this leadership change will not have an impact on the Company’s ongoing strategic review. The Company continues to engage with the help of outside advisors in this process and will provide further updates as they occur.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the  Agreement, a copy of  which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21, 2018

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer